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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BIO-TECHNOLOGY GENERAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey 08830
(732) 632-8800

April 30, 2002

Dear Fellow Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 19, 2002, at The University Club, 1 West 54th Street, New York, New York.

        This year, you are being asked only to elect nine directors to the Company's Board of Directors. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided, or vote by telephone or electronically, at your earliest convenience. For those stockholders who plan to be present at the meeting, please be advised that The University Club has a dress code which requires gentlemen to wear a jacket and tie and ladies to wear business attire.

        Thank you for your cooperation.

                      Very truly yours,

                      Sim Fass
                       Chairman of the Board and
                      Chief Executive Officer

BIO-TECHNOLOGY GENERAL CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New York, New York
April 30, 2002

         Notice is hereby given that the annual meeting of stockholders of Bio-Technology General Corp. will be held on Wednesday, June 19, 2002, at 11:00 a.m., at The University Club, 1 West 54th Street, New York, New York for the following purposes:

  (1)
  To elect nine directors to serve for the ensuing year; and

  (2)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        All stockholders of record at the close of business on April 26, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to attend the meeting in person are requested to either complete and date the enclosed form of proxy and return it promptly in the postage-paid envelope provided or vote by telephone or electronically through the Internet. Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

        If you are a registered stockholder (that is, if you hold your stock in certificate form), and you wish to vote by telephone or electronically through the Internet, follow the instructions included with your proxy card. If your shares are held in "street name", please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

                      Robert M. Shaw
                       Secretary

BIO-TECHNOLOGY GENERAL CORP.
70 Wood Avenue South
Iselin, New Jersey 08830

PROXY STATEMENT

        This proxy statement contains information related to the annual meeting of stockholders of Bio-Technology General Corp. to be held on Wednesday, June 19, 2002, at 11:00 a.m. at The University Club, 1 West 54th Street, New York, New York, or any adjournment thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act to elect nine directors. In addition, the Company's management will report on the performance of the Company during 2001 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matter which will come before the meeting.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 26, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting or any and all adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares held on that date at the meeting, or any adjournment thereof.

What are the voting rights of the holders of common stock?

        On April 26, 2002, there were 58,332,048 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters to be presented at the annual meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 58,332,048 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 29,166,025 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority. The effect of broker non-votes on the election of directors is discussed under that proposal.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you are a "street name" stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically using the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

        Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect your right to vote in person at the meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting alone will not revoke a previously granted proxy.

What is the Board's recommendation?

        The Board recommends a vote for election of the nominated slate of directors to serve for the ensuing year, as set forth in the notice of meeting on the cover page of this proxy statement. Unless you give other instructions on your proxy card, the persons named proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The nine nominees receiving the highest number of affirmative votes of the votes cast at the meeting either in person or by proxy will be elected as directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Other Items.    For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

STOCK OWNERSHIP

Who are the largest non-affiliate owners of the Company's stock?

        The following table sets forth information as of March 31, 2002 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's common stock by each person known by the Company to own beneficially more than five percent of the Company's outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
OrbiMed Advisors Inc. (1)	4,538,000	7.79%
OrbiMed Advisors LLC (1)
Samuel D. Isaly (1) 767 Third Avenue New York, NY 10010

(1)
OrbiMed Advisors Inc., OrbiMed Advisors LLC and Samuel Isaly may be deemed to beneficially own 4,538,000 shares of the Company's common stock which are held of record by clients of OrbiMed Advisors Inc. Each of OrbiMed Advisors Inc., OrbiMed Advisors LLC and Samuel Isaly has shared voting power and shared dispositive power with respect to the 4,538,000 shares. Information with respect to each of OrbiMed Advisors Inc., OrbiMed Advisors LLC and Samuel Isaly has been derived from their Schedule 13G/A dated February 15, 2002 as filed with the SEC.

How much stock do the Company's directors and executive officers own?

        The following table sets forth information as of March 31, 2002 regarding the beneficial ownership of the Company's common stock of: (i) each director and nominee for election as a director of the Company; (ii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock
Norman Barton	162,757	(1)	*
Herbert Conrad	32,802	(2)	*
Sim Fass	880,843	(3)	1.5%
Dov Kanner	179,033	(4)	*
Carl E. Kaplan	37,001	(5)	*
Ernest Kelly	131,052	(6)	*
Allan Rosenfield	44,413	(7)	*
Robert Shaw	96,811	(8)	*
David Tendler	58,911	(9)	*
Virgil Thompson	46,400	(10)	*
Dan Tolkowsky	85,610	(2)	*
Faye Wattleton	32,094	(11)	*
Herbert Weissbach	29,375	(12)	*
All directors and executive officers as a group (15 persons)	1,830,757	(13)	3.1%

*
Represents less than one percent of the Company's common stock.

(1)
Consists of 160,750 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 158,800 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(2)
Includes 26,250 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(3)
Includes 845,000 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 447,600 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(4)
Includes 176,533 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 243,600 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(5)
Includes 31,250 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(6)
Includes 128,750 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 136,350 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(7)
Includes 38,750 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(8)
Includes 92,500 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 189,400 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(9)
Includes 46,250 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(10)
Includes 40,625 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 14,375 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(11)
Includes 29,375 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(12)
Consists of shares that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 16,250 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

(13)
Includes 1,684,158 shares of common stock that may be acquired through the exercise of stock options that are exercisable within 60 days of March 31, 2002. Does not include 1,410,875 shares issuable upon the exercise of options that are not exercisable within 60 days of March 31, 2002.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Nine directors (constituting the entire Board) are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2003 annual meeting of stockholders and until their successors have been duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Herbert Conrad	69	1993	Retired; President of Roche Pharmaceuticals Division, Hoffmann-La Roche, Inc. from December 1981 until September 1993.(1)(2)
Sim Fass	60	1983
			Chairman of the Board since March 1997; CEO of the Company since May 1984; Treasurer of the Company from August 1983 to June 2001; President of Bio-Technology General (Israel) Ltd., the Company's wholly-owned subsidiary ("BTG Israel"), since November 1999; President of the Company and BTG Israel from May 1984 to May 1999; Chief Operating Officer of BTG Israel between August 1983 and May 1987.(1)(3)
Carl Kaplan	63	1998	Senior Partner, Fulbright & Jaworski L.L.P.; from January 1969 to January 1, 1989, a partner of Reavis & McGrath, which merged with Fulbright & Jaworski effective January 1, 1989.(1)(4)(5)
Allan Rosenfield	69	1997	Dean and DeLamar Professor, Mailman School of Public Health, Columbia University, since 1986.
David Tendler	64	1994	Partner, Tendler Beretz L.L.C. since January 1985; Co-Chairman and Chief Executive Officer of Phibro-Salomon, Inc. from May 1982 until October 1984.(1)(2)(5)
Virgil Thompson	62	1994
			President, Chief Executive Officer and Director of Chimeric Therapies, Inc. since September 2000; President and Chief Operating Officer of the Company from May 1999 through August 2000; President and Chief Executive Officer of Cytel Corporation from January 1996 to May 1999; President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. from July 1994 until January 1996.(1)(5)

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Dan Tolkowsky	81	1985	Venture capital investor; Partner, Adler & Tolkowsky Management Associates, the general partner of Athena Venture Partners L.P., a venture capital partnership, from May 1985 to September 1997; prior thereto, Vice Chairman and Managing Director of Discount Investment Corporation (Tel-Aviv); Chairman of the Executive Committee of BTG Israel from 1983 through October 1989.(5)
Faye Wattleton	58	1997	President, Center for Gender Equality since 1995; President of Planned Parenthood Federation of America, Inc. (New York) from 1978 to 1992.(1)(2)
Herbert Weissbach	70	1997
			Distinguished Research Professor, Director, Center for Molecular Biology and Biotechnology, Florida Atlantic University, since January 1997; Vice President, Hoffmann-La Roche, Inc. from 1983 to 1996; Director, Roche Institute of Molecular Biology from 1983 to 1996.(2)

(1)
Member of the Executive Committee of the Board of Directors.

(2)
Member of the Audit Committee of the Board of Directors.

(3)
Pursuant to Dr. Fass' employment agreement with the Company, the Company has agreed to nominate Dr. Fass for election as a director during all periods when Dr. Fass is employed by the Company. See "Executive Compensation—Employment Agreements."

(4)
Fulbright & Jaworski L.L.P. has rendered legal services to the Company in 2001 and 2002.

(5)
Member of the Compensation and Stock Option Committee of the Board of Directors.

        Mr. Conrad is a director of Genvec Inc., Sicor Inc. and Urocor Inc. Mr. Tendler is a director of V.I. Technologies, Inc. Mr. Thompson is a director of Questcor Pharmaceuticals, Inc. and Aradigm Corporation. Ms. Wattleton is a director of Estee Lauder Companies and Quidel Corporation.

How often did the Board of Directors meet during the year ended December 31, 2001?

        During the fiscal year ended December 31, 2001, the Board of Directors held seven meetings. Each director attended at least 75% of the meetings of the Board of Directors held when he or she was a director and of all committees of the Board of Directors on which he or she served.

What committees has the Board of Directors established?

        The Board of Directors has standing Executive, Audit and Compensation and Stock Option Committees.

        Executive Committee.    On December 6, 1994, the Board reestablished the Executive Committee to exercise, to the extent authorized by law, all of the powers and authority of the Board in the management of the business and affairs of the Company. Messrs. Virgil Thompson (Chairman), Herbert Conrad, Sim Fass, Carl Kaplan and David Tendler and Ms. Faye Wattleton are the current members of the Executive Committee. During the fiscal year ended December 31, 2001, the Executive Committee met twice.

        Audit Committee.    In November 1989, the Board formed an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors. The Board of Directors has adopted a written charter for the Audit Committee. Ms. Faye Wattleton and Messrs. Herbert Conrad, David Tendler (Chairman) and Herbert Weissbach are the current members of the Audit Committee. During the fiscal year ended December 31, 2001, the Audit Committee held five meetings.

        Compensation and Stock Option Committee.    In January 1990, the Board formed a Compensation Committee. In May 1990, the Board combined the Compensation Committee and the Stock Option Plan Committee to form the Compensation and Stock Option Committee to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's stock option plans. Messrs. Carl Kaplan, David Tendler, Virgil Thompson and Dan Tolkowsky (Chairman) are the current members of the Compensation and Stock Option Committee. During the fiscal year ended December 31, 2001, the Compensation and Stock Option Committee held three meetings.

How are Directors compensated?

        Compensation.    The Company's non-employee directors are paid $10,000 annually in shares of the Company's common stock pursuant to the Company's Stock Compensation Plan for Outside Directors, which is described below, and $15,000 per annum in cash. These payments are made quarterly. In addition, non-employee members of the Executive Committee are paid $5,000 per annum in cash, payable quarterly, and non-employee members of the Audit Committee and the Compensation and Stock Option Committee receive $1,000 for each committee meeting attended if not held on the same day as a meeting of the Board of Directors. All directors are reimbursed for their expenses in connection with attending meetings of the Company's Board. In addition, the Company pays each director who attends the Company's research and development meetings a fee of $1,500 per day.

        Upon becoming a director of the Company, each non-employee director received a one time grant of options to purchase 20,000 shares of the Company's common stock pursuant to the Company's Stock Option Plan for Outside Directors. In addition, prior to 2002 each non-employee director received an option to purchase 7,500 shares of common stock each year upon re-election as a director pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors. Beginning in 2002, no further grants will be made under the 1997 plan and each non-employee director will instead receive under the Company's 2001 Stock Option Plan an option to purchase 5,000 shares of common stock on the last business day of each quarter. The exercise price of the option is equal to the market value of the common stock on the date of the grant and the option becomes fully exercisable one year after the date of grant. This change to the Company's compensation of non-employee directors was made upon the recommendation of Hewitt Associates, which was engaged by the Company to conduct a comprehensive review and evaluation of the Company's compensation programs for executives and non-employee directors. On March 29, 2002 each of Ms. Wattleton and Messrs. Conrad, Kaplan, Rosenfield, Tendler, Thompson, Tolkowsky and Weissbach received an option to purchase 5,000 shares of common stock at an exercise price of $4.91 per share.

        Stock Option Plan for Non-Employee Directors.    Pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Directors Option Plan"), each non-employee director received an option to purchase 7,500 shares of common stock each year upon re-election as a director. The option exercise price per share of common stock was the Fair Market Value (as defined in the 1997 Directors Option Plan) of the common stock on the date that the option was granted. Options granted under the 1997 Directors Option Plan have a term of ten years from the date the option is granted, subject to earlier termination upon such person ceasing to be a director. A total of 500,000 shares of common stock have been reserved for issuance under the 1997 Directors Option Plan. In

February 2002 the Company's Board of Directors terminated this plan, although previously granted options remain outstanding.

        In general, options become exercisable in four equal installments on the six month and first, second and third anniversaries of the date of grant. In the event a director ceases to be a director of the Company for any reason, such person may exercise the option, to the extent exercisable at the time he or she ceases to be a director of the Company, within six months after the date he or she ceases to be a director of the Company (one year if he or she ceases to be a director of the Company by reason of death). Options may not be transferred during the lifetime of an optionee. The 1997 Directors Option Plan provides that the options will become immediately exercisable in full upon a "Change in Control" (as defined in the 1997 Directors Option Plan) of the Company.

        Pursuant to the 1997 Directors Option Plan, on June 19, 2001, Messrs. Conrad, Kaplan, Rosenfield, Tendler, Thompson, Tolkowsky and Weissbach and Ms. Wattleton, who were re-elected directors of the Company at the 2001 Annual Meeting of Stockholders, each received an option to purchase 7,500 shares of the Company's common stock at a per share exercise price of $12.74.

        Stock Option Plan for Outside Directors.    Pursuant to the Company's Stock Option Plan for Outside Directors (the "New Directors Plan"), each person who was neither an officer nor employee of the Company or its subsidiaries and who was elected or appointed a director of the Company (the "New Director") automatically received on the date of his or her initial election or appointment to the Company's Board (the "Grant Date") an option to purchase 20,000 shares of the Company's common stock (the "Option") at a per share exercise price equal to the Fair Market Value (as defined in the New Directors Plan) of the Company's common stock on the Grant Date. The New Directors Plan expired January 29, 2000, although previously granted options remain outstanding.

        Options issued under the New Directors Plan became exercisable as to 5,000 shares on the date which is six months and one day after the Grant Date and an additional 5,000 shares on each of the three successive anniversaries of the Grant Date. In the event that a New Director ceases to be a director of the Company, such person may exercise any portion of the Option that is exercisable by him or her at the time he or she ceases to be a director of the Company, but only to the extent such Option is exercisable as of such date, within six months after the date he or she ceases to be a director of the Company. However, in the event a "Change of Control of the Corporation" (as defined in the New Directors Plan) occurs, all options granted under the New Directors Plan which are outstanding at the time a Change of Control of the Corporation occurs will immediately become exercisable. Options granted under the New Directors Plan have a term of ten years from the Grant Date and are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        Mr. Herbert J. Conrad, who was elected a director of the Company on October 14, 1993, was automatically granted an Option at a per share price of $5.8125. Mr. David Tendler and Mr. Virgil Thompson, who were elected as directors of the Company on June 2, 1994, were each automatically granted an Option at a per share exercise price of $2.9375. Ms. Faye Wattleton and Messrs. Allan Rosenfield and Herbert Weissbach, who were elected directors of the Company on June 18, 1997, were each automatically granted an Option at a per share exercise price of $13.9375. Mr. Carl E. Kaplan, who was elected a director of the Company on June 17, 1998, was automatically granted an Option at a per share exercise price of $7.91.

        Stock Compensation Plan for Outside Directors.    Pursuant to the Company's Compensation Plan for Outside Directors (the "Compensation Plan"), each director of the Company who is neither an officer nor employee of the Company or its subsidiaries (an "Outside Director") is awarded automatically, in lieu of cash compensation for services as a director, on the last business day of each full fiscal quarter subsequent to his or her election or appointment as an Outside Director, such number of shares of the Company's common stock as has an aggregate Fair Market Value (as defined in the Compensation

Plan) equal to $2,500, based on the price of the Company's common stock on the date of issue (the "Shares"). The Compensation Plan provides that each Outside Director will be awarded Shares until such time as he is no longer an Outside Director. If an Outside Director ceases to be an Outside Director for any reason, the number of Shares which he or she will be awarded on the last business day of the Company's next fiscal quarter will be equal to one-third of the number of Shares which he or she would have been awarded on such date for each complete month that he or she was an Outside Director in the fiscal quarter in which he or she ceased to be an Outside Director.

        The Compensation Plan allows any Outside Director to defer the issuance and delivery of the Company's common stock awarded under the Compensation Plan until the termination of his or her services on the Company's Board or such other time as the Company's Board may determine. The Company entered into a deferral agreement with Virgil Thompson in June 1994 and Herbert Weissbach in June 1997 (the "Deferral Agreements") pursuant to which the issuance and delivery of the Company's common stock to be awarded to each of Mr. Thompson and Mr. Weissbach under the Compensation Plan has been deferred until after the date he ceases to be a member of the Company's Board; provided, however, that any shares of the Company's common stock, the issuance of which was deferred, will be issued to Mr. Thompson and Mr. Weissbach at the time of a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company's assets, as defined in the Code, except that in determining whether there is a change in effective control by reason of a stock acquisition, there must be an acquisition of stock possessing at least 40% (as opposed to the 20% requirement set forth in the Code) of the total voting power of the Company's common stock. Mr. Thompson elected not to defer receipt of shares pursuant to the Compensation Plan effective January 1, 2001 and Mr. Thompson now receives shares under the Compensation Plan on the last business day of each fiscal quarter.

        During the 2001 fiscal year, each Outside Director eligible to receive shares under the Compensation Plan received 400 shares of the Company's common stock on March 31, 2001, 190 shares of the Company's common stock on June 30, 2001, 334 shares of the Company's common stock on September 30, 2001 and 303 shares of the Company's common stock on December 31, 2001. On March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, the Fair Market Value of the Company's common stock was $6.24, $13.10, $7.48 and $8.23, respectively. Each of Messrs. Herbert Conrad, Carl Kaplan, Allan Rosenfield, David Tendler, Virgil Thompson and Dan Tolkowsky and Ms. Faye Wattleton received an aggregate of 1,227 shares of the Company's common stock under the Compensation Plan for their services as director during the 2001 fiscal year. On March 31, 2002, each of Ms. Wattleton and Messrs. Conrad, Kaplan, Rosenfield, Tendler, Thompson and Tolkowsky received 509 shares of the Company's common stock under the Compensation Plan. On that date, the Fair Market Value of the Company's common stock was $4.91.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

Vote Required

        The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1—ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

AUDIT MATTERS

What services have been provided by the Company's auditors?

        Audit Fees.    The Company incurred professional fees of $137,500 from Arthur Andersen LLP, its principal auditor, related to the audit of the Company's financial statements as of and for the year ended December 31, 2001 and the review of the Company's quarterly financial statements in 2001.

        All Other Fees.    The Company incurred professional fees of $434,169 from Arthur Andersen LLP, its principal auditor, related to other services during 2001, principally tax services and SEC filings relating to the acquisition of Myelos Corporation.

        Arthur Andersen LLP did not provide financial information systems design and implementation services to the Company in 2001.

        The Company's Audit Committee has determined that the non-audit services provided by the Company's auditors in the year ended December 31, 2001 were compatible with the auditors' independence.

Report of the Audit Committee

        The Audit Committee of the Board of Directors of Bio-Technology General Corp. currently consists of Messrs. Tendler (Chairman), Conrad and Weissbach and Ms. Faye Wattleton. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process and process for monitoring compliance with laws and regulations. Each member of the Audit Committee is independent, as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter adopted by the Board of Directors.

        As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  •
  first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  •
  second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  •
  third, the Committee oversees management's implementation of effective systems of internal controls including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during 2001.

        In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to the Company's outside auditors, the Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence and received from Arthur Andersen LLP the written disclosures and the letter as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Finally, the Committee continued to monitor the scope and adequacy of the Company's internal controls, including proposals to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussion, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      Members of the Audit Committee

                      David Tendler (Chairman)
                      Herbert Conrad
                      Faye Wattleton
                      Herbert Weissbach

EXECUTIVE COMPENSATION

Report of the Compensation and Stock Option Committee

        The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") was formed in 1990 and currently consists of Messrs. Tolkowsky (Chairman), Kaplan, Tendler and Thompson. The Compensation Committee is charged with determining the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. The specific duties of the Compensation Committee entail reviewing the Company's compensation practices, recommending compensation for executives and administering the Company's stock option plans.

What is the Company's philosophy of executive compensation?

        The Company has been engaged in the research, development, manufacture and marketing of products for human health care since its inception in 1980. One of the Company's strengths contributing to its success is the strong management team—many of whom have been with the Company for significant periods of time. The central goal of the Compensation Committee is to ensure that the Company's remuneration policy is such that the Company is able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Committee uses the following principles to provide a framework for the compensation program:

  •
  offer competitive total compensation value that will attract and retain highly qualified executives with the skills necessary for building long-term stockholder value, motivate individuals to perform at their highest levels, and reward outstanding achievement;

  •
  maintain a significant portion of executives' total compensation at risk, tied both to annual and long-term performance of the Company as well as to the creation of stockholder value; and

  •
  encourage executives to manage from the perspective of owners with an equity stake in the Company.

        The Company's executive compensation program consists of three parts: base salary, annual bonus and stock options.

        Base Salary.    Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biotechnology companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service, experience and the industry's annual competitive pay practice movement. In determining appropriate levels of base salary, the Compensation Committee relies in part on several biotechnology industry compensation surveys.

        Bonus.    Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. The Committee's policy is to base a significant portion of its senior executives' cash compensation on bonus.

        Stock Options.    The Compensation Committee, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants—who have significant responsibility for the management, growth and future success of the Company—with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's common stock in the future at a specified price. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. Options generally are granted at the prevailing market value of the Company's common stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must be employed by the Company for such options to vest.

        In 2001, the Compensation Committee determined to move its compensation review process from mid-year to year-end in order to coincide with the Company's fiscal year, and engaged Hewitt Associates to examine the Company's executive compensation practices and advise the Compensation Committee in aligning the Company's compensation programs with its business and organizational needs. In conducting its review, Hewitt:

  •
  assessed the Company's competitive posture for base salaries, annual incentives and long-term incentives using multiple market samples;

  •
  examined the Company's current supplemental executive benefits and perquisites in relation to broad market standards;

  •
  reviewed variable pay design features; and

  •
  compared the Company's existing employment agreement features with market prevalent approaches.

Based on its review, Hewitt concluded that:

  •
  base salaries were within the range of market norms;

  •
  target bonus opportunities were positioned below market-typical levels;

  •
  long-term incentives (stock option awards) were fully competitive in relation to market standards;

  •
  the range of supplemental benefits and perquisites offered was not fully competitive; and

  •
  the absence of competitive change-in-control protections in existing employment agreements created a potential misalignment of interests between the Company's management and its stockholders.

Hewitt recommended to the Compensation Committee several changes to the Company's compensation program.

        In October 2001, following a review of Hewitt's recommendations and discussions with Hewitt and management, the Compensation Committee implemented certain changes to the Company's compensation programs that are described below. In addition, in connection with moving to a year-end review process for compensation, the Compensation Committee in February 2002 adjusted the executives' base salary, and granted bonuses and stock options, to reflect performance over the approximately seven month period between the prior review of compensation in June 2001 and December 31, 2001. The Company also replaced the existing employment agreements with its senior executives with new standardized forms of agreements that are described below under "—Employment Agreements". The Company's compensation program is as follows:

        Base Salary.    As Hewitt concluded that base salaries were within the range of market norms, the Compensation Committee retained the policy set forth above for establishing base salaries for executives.

        Bonus.    Based on Hewitt's conclusion that the Company's bonus levels were below market-typical levels, the Compensation Committee determined to increase these levels over a two year period to reach "market" levels. A target bonus level for the chief executive officer of 50% of salary in 2002, increasing to 60% of salary in 2003, was established. The target bonus level for the president/chief operating officer and senior vice presidents was established at 45% and 40%, respectively, of salary in 2002 and 55% and 50%, respectively, of salary in 2003. The amount of the bonus will be determined based on the Company's meeting specified financial and strategic goals and the individual meeting specified individual objectives, all of which will be established at the beginning of each year, as follows:

  •
  Fifty percent of the bonus will be based on the Company's performance versus the Company's revenue and earnings per share targets for the year, with one half of the 50% allocated to each target. Executives will be entitled to 50% of the target bonus award if actual performance is 80% of the target, 100% of the target bonus award if actual performance is 100% of the target and 200% of the target bonus award if actual performance is 120% of the target, with interpolations between these amounts. The Compensation Committee retains discretion to modify the targets in light of unexpected events, such as an acquisition.

  •
  Twenty percent of the bonus will be based on the Company's performance in meeting strategic goals established by the Board of Directors at the beginning of each year. The Compensation Committee will award between 80% and 150% of the target bonus award if the Company satisfies the strategic goals based on its assessment of the executive's contribution to the Company's meeting the established strategic goals.

  •
  Thirty percent of the bonus will be based on the executive's performance in meeting individual performance objectives established by the Compensation Committee at the beginning of each year. The Compensation Committee will award between 80% and 150% of the target award based on its assessment of whether the executive met the established individual performance objectives.

The Compensation Committee retains discretion to award bonuses even if targets are not met if it determines that an award is in the best interests of the Company.

        Stock Options.    Based on Hewitt's competitive market analysis, the Compensation Committee has established annual target option awards having a value, calculated using the Black-Scholes option pricing model, equal to 130% of base salary in the case of the chief executive officer, 110% of base salary in the case of the president/chief operating officer and 80% of base salary in the case of the senior vice presidents. The Compensation Committee has discretion to vary the actual awards to reflect each recipient's performance and contribution over the preceding year.

  2001 Compensation

        Base salaries were increased in June 2001 and, in connection with moving from a mid-year to year-end compensation review process, in February 2002 (effective January 1, 2002) based on the Compensation Committee's review of individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service, experience and the industry's annual competitive pay practice movement. No specific performance targets were established for fiscal years 2000 or 2001, which were the respective base years for determining the salary increases awarded in June 2001 and February 2002. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biotechnology industry compensation surveys.

        In determining the bonuses awarded in June 2001 and February 2002, the Compensation Committee considered factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance as well as the degree to which the executive met certain objectives established for him.

        In awarding salary increases and bonuses in June 2001 and February 2002, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during the 12 months ended June 2001 and the approximately seven months ended December 2001 and executive's contribution to such performance. Salary increases and bonuses awarded in February 2002 were prorated based on the fact that they covered a period of approximately seven months from June 2001 through December 2001.

        In determining the size of option grants made in June 2001, the Compensation Committee considered the number of options owned by such officer, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. In granting options in February 2002, the Compensation Committee granted options having a value, determined using the Black-Scholes option pricing model, equal to a specified percentage of the executive's salary, as described above. The February 2002 option grants were prorated based on the fact that they covered a period of approximately seven months from June 2001 through December 2001. Options were granted at the prevailing market value of the Company's common stock and vest in equal amounts over four years as long as the individual remains an employee of the Company.

How is the Company's Chief Executive Officer compensated?

        In reviewing and recommending Dr. Fass' salary and bonus and in awarding him stock options during 2001 and for his future services, the Compensation Committee followed its compensation philosophy described above. Dr. Fass' annual salary was increased to $430,000 in June 2001, a 6.2% increase over the prior year, compared to a 5.2% increase in salary in June 2000 over the prior year. In connection with moving the compensation review process to year end as described above, Dr. Fass' salary was increased to $445,552 effective January 1, 2002, a 3.8% increase (6.5% on a full year basis). The Compensation Committee recommended these increases in salary in recognition of Dr. Fass' achievements in consummating the acquisition of Myelos Corporation in March 2001, establishing new commercial relationships and advancing the commercialization of many of the Company's products as well as achieving profitable financial results (excluding the effect of the acquisition of Myelos for 2001). For the June 2000 to June 2001 period, Dr. Fass received a bonus of $160,000, representing approximately 28% of his 2001 cash compensation, which bonus was paid in 2001. Dr. Fass received a bonus for the period June 2001 through December 2001 of $100,333, which bonus was paid in 2002. The Committee recommended the particular dollar amount of Dr. Fass' bonuses in recognition of Dr. Fass' efforts in consummating the acquisition of Myelos, establishing new commercial relationships and advancing the commercialization of many of the Company's products. In June 2001, Dr. Fass was granted options to purchase 115,000 shares of the Company's common stock at an exercise price of $12.74, the fair market value on the date of grant, under the terms of the Company's 2001 Stock Option Plan. In February 2002, Dr. Fass was granted options to purchase 95,100 shares of the Company's common stock at an exercise price of $7.72, the fair market value on the date of grant, under the terms of the Company's 2001 Stock Option Plan. The options become exercisable in equal installments over four years beginning on the first anniversary of the date of grant. The Compensation Committee believes these grants are reasonable, based on marketplace competitiveness, to secure the long-term services of the Company's chief executive officer and to further align the chief executive officer's compensation with stockholder interests.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

        Under Section 162(m) of the Code, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for "performance based" remuneration, including stock options. The Company expects to keep "non-performance based" remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

                      Members of the Compensation Committee

                      Dan Tolkowsky (Chairman)
                      Carl Kaplan
                      David Tendler
                      Virgil Thompson

Summary Executive Compensation Table

        The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries as well as certain other compensation paid or accrued during the fiscal years indicated to (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company who were serving at the end of 2001 (collectively the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
Name and Principal Position(1)	Fiscal Year				All Other Compensation(4)
		Salary($)(2)	Bonus($)(3)	Options(#)
Sim Fass Chairman of the Board and Chief Executive Officer	2001 2000 1999	$419,583 395,000 372,500	$160,000 155,000 150,000	115,000 150,000 150,000	$5,250 5,250 5,000
Norman Barton Senior Vice President — Chief Medical Officer	2001 2000 1999	231,917 221,500 206,250	60,000 65,000 60,000	45,000 50,000 79,500	5,250 5,250 5,000
Dov Kanner Senior Vice President and General Manager of BTG Israel (5)	2001 2000 1999	243,750 203,225 104,000	75,000 65,000 37,500	70,000 190,000 40,405	63,635 51,848 17,633	(6) (6) (6)
Ernest Kelly Senior Vice President — Quality Assurance, Quality Control and Regulatory Affairs	2001 2000 1999	223,125 216,499 205,250	66,000 62,500 60,000	50,000 35,000 59,800	5,250 5,250 5,000
Robert Shaw Senior Vice President — General Counsel and Secretary	2001 2000 1999	283,750 220,500 201,250	82,000 70,000 50,000	65,000 75,000 70,000	5,250 5,250 5,000

(1)
Each of the Named Executive Officers who is currently an executive officer is a party to an employment agreement with the Company. See "—Employment Agreements."

(2)
Effective June 1, 2001, the salary of each of Messrs. Fass, Barton, Kanner, Kelly and Shaw was increased to $430,000, $236,500, $250,000, $225,000 and $290,000, respectively, from $405,000, $225,500, $235,000, $220,500 and $275,000, respectively. The salary of Mr. Kanner was increased from $106,000 to $180,000 on February 1, 2000 when he became Senior Vice President of the Company and the General Manager of BTG Israel and to $235,000 effective July 1, 2000. In connection with the movement of the Company's executive compensation review process from mid-year to year-end, effective January 1, 2002 the salary of each of Messrs. Fass, Barton, Kanner, Kelly and Shaw was increased to $445,552, $243,260, $259,333, $235,000 and $300,827, respectively.

(3)
Bonuses paid during a fiscal year are for the prior fiscal year.

(4)
Pursuant to the SEC's rules on executive compensation disclosure, "All Other Compensation" does not include perquisites because the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined salary and bonus for such person in each such year. Amount included represents the Company's matching contribution pursuant to its 401(k) defined contribution plan for all U.S.-based employees and contributions to a professional study fund and managers' insurance, which includes severance pay and retirement pension, for Israeli-based employees.

(5)
Mr. Kanner became Senior Vice President and the General Manager of BTG Israel on February 1, 2000.

(6)
Consists of BTG Israel contributions to a professional study fund in an amount equal to 7.5% of salary and to managers' insurance, which includes severance pay and retirement pension, equal to 13.3% of salary. Mr. Kanner contributes 2.5% and 5%, respectively, of his salary to these funds. In 2001 and 2000, also includes a "gross up" tax payment of $10,135 and $7,725, respectively, with respect to a company car provided to Mr. Kanner.

Option Grants for 2001

        The following table sets forth information with respect to option grants in 2001 to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Sim Fass	115,000	6.0%	$12.74	6/19/11	$921,150	$2,334,500
Norman Barton	45,000	2.3	12.74	6/19/11	360,450	913,500
Dov Kanner	70,000	3.6	12.74	6/19/11	560,700	1,421,000
Ernest Kelly	50,000	2.6	12.74	6/19/11	400,500	1,015,000
Robert Shaw	65,000	3.4	12.74	6/19/11	520,650	1,319,500

(1)
Options generally vest in four equal annual installments commencing on the first anniversary date of the grant; however, options become immediately exercisable upon a change in control of the Company.

(2)
Based upon options to purchase 1,923,800 shares granted to all employees in 2001.

(3)
These amounts represent assumed rates of appreciation in the price of the Company's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the 10-year option term of the $12.74 stock price on the date of grant would result in a stock price of $20.75. The 10% rate of appreciation over the 10-year option term of the $12.74 stock price on the date of grant would result in a stock price of $33.04. There is no representation that the rates of appreciation reflected in this table will be achieved.

Option Values for 2001

        The following table sets forth information with respect to (i) stock options exercised in 2001 by the Named Executive Officers and (ii) unexercised stock options held by such individuals at December 31, 2001.

AGGREGATED OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

			Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sim Fass	—	$—	845,000	352,500	$1,166,000	$95,175
Norman Barton	—	—	154,500	133,750	114,439	36,951
Dov Kanner	—	—	151,533	235,000	130,219	6,851
Ernest Kelly(2)	19,800	144,778	128,750	106,250	47,330	23,155
Robert Shaw(3)	20,000	103,540	80,000	162,500	17,809	23,103

(1)
Based on a closing stock price of the Company's common stock on December 31, 2001 of $8.23.

(2)
During 2001, Dr. Kelly exercised options to purchase 19,800 shares at an exercise price of $5.938. The closing price of the Company's common stock on the dates of exercise was $13.27.

(3)
During 2001, Mr. Shaw exercised options to purchase 20,000 shares at an exercise price of $5.938. The closing price of the Company's common stock on the date of exercise was $11.90.

Employment Agreements

        The Company entered into an employment agreement dated as of January 1, 2002 with each of Sim Fass, Norman Barton, John Bond, Ernest Kelly, Robert Shaw and Bernard Tyrrell (the "Employment Agreements"). Pursuant to the Employment Agreements Dr. Fass will serve as Chief Executive Officer and Chairman of the Company, Dr. Barton will serve as Senior Vice President—Chief Medical Officer, Mr. Bond will serve as Senior Vice President—Finance and Treasurer, Dr. Kelly will serve as Senior Vice President—Quality Assurance, Quality Control and Regulatory Affairs, Mr. Shaw will serve as Senior Vice President—General Counsel and Secretary and Mr. Tyrrell will serve as Senior Vice President—Marketing and Sales. Messrs. Barton, Bond, Kelly, Shaw and Tyrrell are collectively referred to herein as the "Senior Vice Presidents." Each of the Employment Agreements is for a initial three year term and is automatically renewable for additional one year terms unless either the Company or the executive gives notice of non-renewal at least 90 days prior to the expiration date of the agreement. Pursuant to his Employment Agreement Dr. Fass is currently entitled to an annual salary of $445,552, Dr. Barton is currently entitled to an annual salary of $243,260, Mr. Bond is currently entitled to an annual salary of $230,000, Dr. Kelly is currently entitled to an annual salary of $235,000, Mr. Shaw is currently entitled to an annual salary of $300,827 and Mr. Tyrrell is currently entitled to an annual salary of $235,716. In addition, Dr. Fass and the Senior Vice Presidents are eligible to participate in the Company's bonus, long-term incentive and other benefit programs.

        In the event Dr. Fass' employment is terminated by the Company at any time for any reason other than Cause (as defined below), death or disability, by Dr. Fass for Good Reason (as defined below) or if the Company shall fail to renew Dr. Fass' Employment Agreement, the Company will pay Dr. Fass an amount equal to 2.5 times his base salary and his targeted annual bonus, and Dr. Fass will receive continuation of medical, life and disability insurance and similar welfare benefits for 2.5 years (3 years if the termination occurs within 24 months of a Change in Control of the Company (as defined below)). However, if termination of employment by the Company or Dr. Fass or failure to renew his Employment Agreement occurs within 24 months following a Change in Control of the Company, the multiplier shall be 3, rather than 2.5, and Dr. Fass will be "grossed up" for any "golden parachute" excise taxes he is required to pay as a result of the severance payments.

        In the event a Senior Vice President's employment is terminated by the Company at any time for any reason other than Cause, death or disability, by the Senior Vice President for Good Reason, or if the Company shall fail to renew the Senior Vice President's Employment Agreement, the Company will pay such Senior Vice President an amount equal to the product of (i) the quotient resulting from a formula the numerator of which is the lesser of (a) the full number of months since the commencement of his employment (but not less than six months) and (b) eighteen and the denominator of which is twelve (the "SVP Service Multiple") times (ii) his base salary and his targeted annual bonus, and the Senior Vice President shall receive continuation of medical, life and disability insurance and similar welfare benefits for that number of months equal to the SVP Service Multiplier times 12. However, the SVP Service Multiplier is 1.5 if the Senior Vice President terminates employment for Good Reason other than within 24 months following a Change in Control of the Company and is 2 if within 24 months following a Change in Control of the Company, the Company terminates the Senior Vice President's employment without Cause or fails to renew the Employment Agreement (if it would otherwise have expired during the period) or the Senior Vice President terminates his employment for Good Reason.

        Each of Dr. Fass and the Senior Vice Presidents agreed pursuant to the terms of their Employment Agreement that $50,000 and $40,000, respectively, of the aforementioned amount they are entitled to will be withheld by the Company for twelve months following the termination of their Employment Agreement to ensure compliance with the non-solicitation and non-competition covenants of the Employment Agreements described below, except there is no withholding if the termination is within 24 months of a Change in Control of the Company. Following the termination of employment of Dr. Fass or a Senior Vice President for any reason other than for Cause, each of Dr. Fass and the Senior Vice Presidents will be reimbursed by the Company for the costs of all outplacement services obtained by each of Dr. Fass and the Senior Vice Presidents for three years and two years, respectively, from the termination of their employment with the Company up to a maximum of 20% of their base salary in effect on the date of the termination of their employment with the Company.

        Pursuant to the Employment Agreements Dr. Fass and each of the Senior Vice Presidents agreed that during the term of their respective Employment Agreements and for six months thereafter they will not compete with the Company. In addition, Dr. Fass and each of the Senior Vice President agreed that during the term of their respective Employment Agreements and for twelve months thereafter they will not solicit employees of the Company. These covenants terminate if the executive's employment is terminated by the Company without Cause or by the executive with Good Reason following a Change in Control of the Company.

        For purposes of the Employment Agreements, a "Change in Control of the Company" shall be deemed to occur as of the first day that any one or more of the following conditions is satisfied: (a) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company's common stock would be converted into cash, securities, or other property, other than (i) a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including for this purpose any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members) constituting a majority of the Board (or equivalent governing body) of the continuing or surviving entity immediately after such consolidation or merger; (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets; (c) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (d) any person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        For purposes of the Employment Agreements, "Cause" means: (a) executive materially breached any of the terms of his Employment Agreement and fails to correct such breach within 15 days after written notice thereof from the Company; (b) executive is convicted of a criminal offense involving a felony giving rise to a sentence of imprisonment; (c) executive breaches a fiduciary trust for the purpose of gaining a personal profit, including, without limitation, embezzlement; or (d) despite adequate warnings, executive intentionally and willfully fails to perform reasonably assigned duties within the normal and customary scope of his position.

        For purposes of the Employment Agreements, "Good Reason" means the occurrence of one of the following events: (a) a reduction in base salary; (b) a failure to maintain benefits under or relative level of participation in the Company's employee benefit or retirement plans; (c) a failure to require a successor company to assume and agree to perform the Company's obligations under the executive's Employment Agreement; and (d) upon a Change in Control of the Company (i) requiring the executive to be based at a location requiring the executive to travel an additional 35 miles per day, (ii) requiring the executive to report to a lower level employee, or (iii) demoting the executive. In addition, for purposes of Dr. Fass' Employment Agreement "Good Reason" shall include the failure to nominate Dr. Fass for election as a director of the Company or his failure to be elected as a director of the Company.

        The Company, BTG Israel and Dov Kanner entered into an Employment Agreement dated as of January 23, 2000 (the "Kanner Agreement") pursuant to which Mr. Kanner serves as Senior Vice President of the Company and General Manager of BTG Israel. The Kanner Agreement had an initial term of two years, was automatically renewed for an additional two years effective January 2002 and will thereafter automatically be renewed for successive two year periods unless either party gives notice of non-renewal. For his services Mr. Kanner is currently entitled to receive an annual salary of $259,333, with bonuses to be determined at the discretion of the Company's Board. In the event Mr. Kanner's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or in the event the Company shall fail to renew the Kanner Agreement, the Company shall pay Mr. Kanner a severance payment equal to the greater of (i) one year's salary plus Mr. Kanner's most recent bonus, (ii) the product of one month's salary plus 1/12 of Mr. Kanner's most recently declared bonus multiplied by the number of years Mr. Kanner has been employed by the Company or (iii) the amounts Mr. Kanner is entitled to receive under applicable law. Such severance payment will be reduced by any payments received through Israeli directors insurance and other similar programs. In connection with Mr. Kanner assuming these new positions, he was granted options to purchase 100,000 shares of the Company's common stock at an exercise price of $15.063 per share, the fair market value on the date of the grant. These options become exercisable in four annual installments of 25,000 shares each. The Company and Mr. Kanner are currently in the process of revising the Kanner Agreement to conform in all material respects to the Employment Agreements signed by the other Senior Vice Presidents.

PERFORMANCE GRAPH

        The following graph compares cumulative total return of the Company's common stock with the cumulative total return of (i) the Standard & Poors 500 Index ("S&P 500 Index"), (ii) the Amex Biotech Index and (iii) the S&P Drug Index. The graph assumes (a) $100 was invested on December 31, 1996 in each of the Company's common stock, the stocks comprising the S&P 500 Index, the stocks comprising the Amex Biotech Index and the stocks comprising the Standard & Poors Drug Index ("S&P Drug Index"), and (b) the reinvestment of dividends.

STOCK PERFORMANCE GRAPH
Bio-Technology General Corp.
Analysis of Peer Group Indices

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Arthur Andersen LLP have been the independent auditors for the Company since December 1990. The Audit Committee and the Board of Directors are currently in the process of choosing the Company's independent auditors for the 2002 fiscal year, but do not currently expect to retain Arthur Andersen LLP as the Company's independent auditors.

        A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

        Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of stockholders in the year 2003 will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to the Company's Corporate Secretary no later than March 19, 2003.

        All stockholder proposals which are intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 3, 2003 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

        Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 3, 2002 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations or by telephone, facsimile or electronic means. All expenses incurred in connection with this solicitation will be borne by the Company.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope, or vote by telephone or electronically.

                      By Order of the Board of Directors

                      Robert M. Shaw
                       Secretary

Dated: April 30, 2002

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BIO-TECHNOLOGY GENERAL CORP., ATTENTION: LEAH BERKOVITS, 70 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830.

BIO-TECHNOLOGY GENERAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2002

        Herbert Conrad, Sim Fass and Virgil Thompson, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Bio-Technology General Corp. held of record by the undersigned on April 26, 2002, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 19, 2002, at The University Club, 1 West 54th Street, New York, New York, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

1.	Proposal No. 1—Election of Directors—Nominees are:
Herbert Conrad, Sim Fass, Carl Kaplan, Allan Rosenfield, David Tendler, Virgil Thompson, Dan Tolkowsky, Faye Wattleton and Herbert Weissbach.
	☐	FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

	☐	WITHHOLD AUTHORITY to vote for the listed nominees.
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, 2002

Signature

Signature if held jointly
The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.
TO VOTE BY INTERNET
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMER IS

QuickLinks

Bio-Technology General Corp. 70 Wood Avenue South Iselin, New Jersey 08830 (732) 632-8800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
STOCK OWNERSHIP
PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT MATTERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
PERFORMANCE GRAPH
STOCK PERFORMANCE GRAPH Bio-Technology General Corp. Analysis of Peer Group Indices
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
ADDITIONAL INFORMATION